1 Becton Drive
Franklin Lakes, New Jersey 07417
tel: 201-847-6800
www.bd.com



NEWS RELEASE                                           [LOGO] BD
                                                                Indispensable to
                                                                    human health

Contact:
Ronald Jasper
Director, Investor Relations
(201) 847-7160



                  BD REPORTS RESULTS FOR FISCAL FIRST QUARTER;
                          REVENUES INCREASE 12 PERCENT

     Franklin Lakes, NJ (January 20, 2000) - BD (Becton, Dickinson and Company) (NYSE:BDX) announced today results for its fiscal first quarter, which ended December 31, 1999. Reported revenues for the quarter increased by 12 percent from the first quarter of fiscal 1999 to $859 million. Diluted earnings per share were $.29, unchanged from a year ago when earnings benefited from a favorable tax judgment in Brazil which increased earnings per share by $.03. Year-to-year changes in currency exchange rates reduced reported revenues for the current year's first quarter by an estimated $11 million and earnings per share by $.01.

     By business segment, Medical Systems revenues grew 9 percent to $463 million compared with $425 million in last year's first quarter. These revenues reflected good growth in most product areas, including the company's advanced protection devices.

     Revenues for the Biosciences segment grew 18 percent over a year ago to $264 million for the quarter. Recent acquisitions, including Clontech which was acquired in late fiscal 1999, added approximately $20 million to Biosciences revenues for the quarter. The company also said that its BDProbeTec ET instrument, which was launched in the U.S. late in the quarter, is being very well received by the bioscience marketplace.

     Revenues of the Preanalytical Solutions segment increased to $132 million, 10 percent higher than the prior fiscal year's $121 million. The segment's results also reflected strong sales in advanced protection devices in the United States.

     By geographic area, revenues outside the United States were $433 million, an 11 percent increase. Revenues inside the United States were $426 million, an increase of 13 percent, with good performance by all segments.

     Gross profit margin for the quarter declined to 47.6 percent partially due to unfavorable mix of sales and the scale up of production of advanced protection devices. The Company also noted gross profit margins for the remainder of the year are expected to show improvement in comparison to the first quarter.

     Selling and administrative expenses were $234 million, or 27.2 percent of revenues, as compared to 29 percent of revenues last year, reflecting actions taken in recent quarters to control expenses.

     Edward J. Ludwig, president and chief executive officer, said: "We are pleased with our first quarter's results, although we believe they included a modest one-time benefit from Y2K-related purchases. We are confident that we will report record earnings for the year and that sales growth will continue to show acceleration from recent years."

     This press release may contain certain forward looking statements (as defined under Federal securities laws) regarding the company's performance, including future revenues, products and income, or events and developments that the company expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of the company and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described in any forward-looking statement. Factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to, competitive factors, changes in regional, national or foreign economic conditions, changes in interest or foreign currency exchange rates, delays in product introductions, Year 2000 issues, and changes in health care or other governmental regulation, as well as other factors discussed herein and in the company's filings with the Securities and Exchange Commission.

                     - Selected Financial Schedules Follow -

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

                               Three Months Ended December 31,
                                1999           1998    %Change
--------------------------------------------------------------


REVENUES                    $   859,164  $   768,966     11.7

Cost of products sold           449,951      385,710     16.7
Selling and administrative      233,838      223,116      4.8
Research and development         53,743       49,310      9.0
--------------------------------------------------------------

TOTAL OPERATING COSTS
     AND EXPENSES               737,532      658,136     12.1
--------------------------------------------------------------

OPERATING INCOME                121,632      110,830      9.7

Interest expense, net           (21,557)     (17,871)    20.6
Other income, net                 1,674        1,025     63.3
--------------------------------------------------------------

INCOME BEFORE
     INCOME TAXES               101,749       93,984      8.3

Income tax provision             26,455       17,826     48.4
--------------------------------------------------------------

NET INCOME                  $    75,294  $    76,158     (1.1)
--------------------------------------------------------------

EARNINGS PER SHARE

     Basic                  $      0.30  $      0.30        -
     Diluted                $      0.29  $      0.29        -
--------------------------------------------------------------

AVERAGE SHARES OUTSTANDING

     Basic                      251,328      248,320
     Diluted                    262,593      265,419
--------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
(Unaudited; Amounts in thousands)


                              Three Months Ended December 31,
                                1999         1998      %Change
                            ----------------------------------
MEDICAL SYSTEMS
---------------

   United States            $   206,622  $   192,625      7.3
   International                255,984      232,540     10.1
--------------------------------------------------------------
TOTAL                       $   462,606  $   425,165      8.8
--------------------------------------------------------------

BIOSCIENCES
-----------

   United States            $   150,766  $   123,277     22.3
   International                113,650      100,002     13.6
--------------------------------------------------------------
TOTAL                       $   264,416  $   223,279     18.4
--------------------------------------------------------------

PREANALYTICAL SOLUTIONS
-----------------------

   United States            $    69,071  $    63,331      9.1
   International                 63,071       57,191     10.3
--------------------------------------------------------------
TOTAL                       $   132,142  $   120,522      9.6
--------------------------------------------------------------

TOTAL REVENUES
--------------

   United States            $   426,459  $   379,233     12.5
   International                432,705      389,733     11.0
--------------------------------------------------------------
TOTAL                       $   859,164  $   768,966     11.7
--------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SELECTED FINANCIAL INFORMATION
(Unaudited; Amounts in thousands)


CONDENSED                          December 31,    September 30,
BALANCE SHEETS                         1999            1999
----------------------------------------------------------------

Cash & equivalents               $       70,936  $       59,932
Trade receivables, net                  790,952         812,544
Inventories                             666,396         642,533
Other                                   174,355         168,716
----------------------------------------------------------------

TOTAL CURRENT ASSETS                  1,702,639       1,683,725
----------------------------------------------------------------

Property, plant & equipment, net      1,442,729       1,431,149
Other                                 1,336,730       1,322,084
----------------------------------------------------------------

TOTAL ASSETS                     $    4,482,098  $    4,436,958
----------------------------------------------------------------

Current Liabilities              $    1,345,119  $    1,329,322
Long-term Liabilities                 1,331,764       1,338,948
Equity                                1,805,215       1,768,688
----------------------------------------------------------------

TOTAL LIABILITIES & EQUITY       $    4,482,098  $    4,436,958
----------------------------------------------------------------



                                 Three Months Ended
SELECTED CASH                       December 31,
FLOW INFORMATION                1999           1998
-----------------------------------------------------

Depreciation & amortization   $  72,440    $  62,688

Cash flow from operating
activities                      120,869       84,929

Capital expenditures            (66,697)     (61,778)

Acquisitions of businesses            -      (41,706)

Cash flow from investing
activities                      (94,846)    (115,784)

Cash flow from financing
activities                      (15,019)      76,182

Net Change in Cash &
Equivalents                      11,004       45,327
-----------------------------------------------------